UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2007

APP PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-33407	68-0389419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 East Woodfield Road, Suite 300 East, Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 969-2700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARDS; TRANSFER OF LISTING

On December 13, 2007, APP Pharmaceuticals, Inc. (the “Company”) received a letter from The Nasdaq Stock Market, Inc. indicating that the Company was no longer in compliance with Nasdaq’s Marketplace Rule 4350(d)(2). This rule requires the Company to have an audit committee of at least two independent directors as defined by the Nasdaq Marketplace Rules. In addition, one additional non-employee director can be appointed to the audit committee under certain circumstances. In connection with the tax-free spin off of its proprietary business, the Company’s audit committee members resigned to become directors of the new Abraxis BioScience. As a result, the Company currently has one independent audit committee member.

The Company will hold its annual meeting of stockholders on December 19, 2007 at which time additional board members will be elected. It is anticipated that, immediately following the annual meeting, the board will appoint two additional board members to serve on the audit committee. Following these committee appointments, the Company will again be in compliance with the Nasdaq Marketplace Rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APP PHARMACEUTICALS, INC.

By:	/s/ Lisa Gopalakrishnan
Lisa Gopalakrishnan
Executive Vice President and Chief Financial Officer
Date: December 18, 2007